As filed with the Securities and Exchange Commission on April 4, 2003

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEROGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0488580
(State of Incorporation)	(I.R.S. Employer Identification No.)

2071 Stierlin Court

Mountain View, CA 94043

Phone:  (650) 864-7300

(Address of principal executive offices)

2000 Equity Incentive Plan

2000 Employee Stock Purchase Plan

(Full title of the plans)

Jane E. Shaw

President and Chief Executive Officer

Aerogen, Inc.

2071 Stierlin Court

Mountain View, CA 94043

Phone:  (650) 864-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Brigham, Esq.

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA  94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock (par value $0.001)	1,146,205 shares	$0.255	$292,283	$24

(1)     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”).  The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on April 2, 2003 as reported on the Nasdaq National Market, in accordance with Rule 457(c) of the Securities Act.  This Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the 2000 Equity Incentive Plan or the 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

The contents of Registration Statement on Form S-8 (No. 333-50038) filed with the Securities and Exchange Commission on November 16, 2000 are incorporated by reference herein.

The contents of Registration Statement on Form S-8 (No. 333-65518) filed with the Securities and Exchange Commission on July 20, 2001 are incorporated by reference herein.

EXHIBITS

Exhibit Number

4.1(1)	Specimen Stock Certificate.

4.2(2)	Amended and Restated Certificate of Incorporation of the Registrant.

4.3(1)	Bylaws of the Registrant.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of independent accountants.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney is contained on the signature pages.

99.1(3)	2000 Equity Incentive Plan and related documents.

99.2(3)	2000 Employee Stock Purchase Plan and related documents.

(1)                Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (No. 333-44470), filed with the Securities and Exchange Commission on August 25, 2000.

(2)                Incorporated by reference to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2002, filed with the Securities and Exchange Commission on August 13, 2002.

(3)                Incorporated by reference to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-44470), filed with the Securities and Exchange Commission on October 5, 2000.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on April 4, 2003.

AEROGEN, INC.

By:	/s/ Jane E. Shaw
Jane E. Shaw
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jane E. Shaw and Robert S. Breuil, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jane E. Shaw	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 4, 2003
Jane E. Shaw

/s/ Robert S. Breuil	Chief Financial Officer (Principal Financial and Accounting Officer)	April 4, 2003
Robert S. Breuil

/s/ Thomas R. Baruch	Director	April 4, 2003
Thomas R. Baruch

/s/ Jean-Jacques Bienaimé	Director	April 4, 2003
Jean-Jacques Bienaimé

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/s/ Bernard Collins	Director	April 4, 2003
Bernard Collins

/s/ Phyllis I. Gardner	Director	April 4, 2003
Phyllis I. Gardner

/s/ Yehuda Ivri	Director	April 4, 2003
Yehuda Ivri

/s/ Philip M. Young	Director	April 4, 2003
Philip M. Young

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EXHIBIT INDEX

Exhibit Number

4.1(1)	Specimen Stock Certificate.

4.2(2)	Amended and Restated Certificate of Incorporation of the Registrant.

4.3(1)	Bylaws of the Registrant.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of independent accountants.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney is contained on the signature pages.

99.1(3)	2000 Equity Incentive Plan and related documents.

99.2(3)	2000 Employee Stock Purchase Plan and related documents.

(1)                Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (No. 333-44470), filed with the Securities and Exchange Commission on August 25, 2000.

(2)                Incorporated by reference to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2002, filed with the Securities and Exchange Commission on August 13, 2002.

(3)                Incorporated by reference to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-44470), filed with the Securities and Exchange Commission on October 5, 2000.

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